                           AMENDED AND RESTATED BYLAWS

                                       OF

                             RESOURCE AMERICA, INC.

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I:   CORPORATE OFFICES.................................................1

  1.1        REGISTERED OFFICE.................................................1
  1.2        OTHER OFFICES.....................................................1

ARTICLE II:  MEETINGS OF STOCKHOLDERS..........................................1

  2.1        PLACE OF MEETINGS.................................................1
  2.2        ANNUAL MEETING....................................................1
  2.3        SPECIAL MEETING...................................................2
  2.4        NOTICE OF STOCKHOLDERS' MEETINGS..................................2
  2.5        MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE......................2
  2.6        QUORUM............................................................2
  2.7        ADJOURNED MEETING; NOTICE.........................................2
  2.8        CONDUCT OF BUSINESS...............................................3
  2.9        VOTING............................................................3
  2.10       WAIVER OF NOTICE..................................................3
  2.11       STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........4
  2.12       RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.......4
  2.13       PROXIES...........................................................5
  2.14       ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS...5

ARTICLE III:  DIRECTORS........................................................6

  3.1         POWERS...........................................................6
  3.2         NUMBER OF DIRECTORS..............................................6
  3.3         ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS..........6
  3.4         RESIGNATION AND VACANCIES........................................7
  3.5         PLACE OF MEETINGS; MEETINGS BY TELEPHONE.........................7
  3.6         FIRST MEETINGS...................................................7
  3.7         REGULAR MEETINGS.................................................7
  3.8         SPECIAL MEETINGS; NOTICE.........................................8
  3.9         QUORUM...........................................................8
  3.10        WAIVER OF NOTICE.................................................8
  3.11        BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING................8
  3.12        FEES AND COMPENSATION OF DIRECTORS...............................9
  3.13        APPROVAL OF LOANS TO OFFICERS....................................9


ARTICLE IV:   COMMITTEES.......................................................9

  4.1         COMMITTEES OF DIRECTORS..........................................9


ARTICLE V:    OFFICERS.........................................................9

  5.1         OFFICERS.........................................................9
  5.2         APPOINTMENT OF OFFICERS.........................................10
  5.3         SUBORDINATE OFFICERS............................................10
  5.4         REMOVAL AND RESIGNATION OF OFFICERS.............................10
  5.5         VACANCIES IN OFFICES............................................10
  5.6         CHAIRMAN OF THE BOARD...........................................10
  5.7         VICE CHAIRMAN OF THE BOARD......................................11
  5.8         CHIEF EXECUTIVE OFFICER.........................................11
  5.9         PRESIDENT.......................................................11
  5.10        CHIEF OPERATING OFFICER.........................................11
  5.11        VICE PRESIDENTS.................................................11
  5.12        CHIEF FINANCIAL OFFICER.........................................12
  5.13        SECRETARY.......................................................12
  5.14        TREASURER.......................................................13
  5.15        ASSISTANT SECRETARY.............................................13
  5.16        REPRESENTATION OF SHARES OF OTHER CORPORATIONS..................13

ARTICLE VI:   INDEMNITY.......................................................13

  6.1         THIRD PARTY ACTIONS.............................................13
  6.2         ACTIONS BY OR IN THE RIGHT OF THE CORPORATION...................14
  6.3         SUCCESSFUL DEFENSE..............................................14
  6.4         PAYMENT OF EXPENSES IN ADVANCE..................................14
  6.5         INDEMNITY NOT EXCLUSIVE.........................................15
  6.6         INSURANCE INDEMNIFICATION.......................................15
  6.7         THE CORPORATION.................................................15
  6.8         EMPLOYEE BENEFIT PLANS..........................................15
  6.9         CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.....16

ARTICLE VII:  RECORDS AND REPORTS.............................................16

  7.1         MAINTENANCE OF RECORDS..........................................16

ARTICLE VIII: GENERAL MATTERS.................................................16

  8.1         EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS................16
  8.2         SPECIAL DESIGNATION ON CERTIFICATES.............................16
  8.3         LOST CERTIFICATES...............................................17
  8.4         CONSTRUCTION; DEFINITIONS.......................................17
  8.5         DIVIDENDS.......................................................17
  8.6         FISCAL YEAR.....................................................17
  8.7         SEAL............................................................18
  8.8         TRANSFER OF STOCK...............................................18
  8.9         STOCK TRANSFER AGREEMENTS.......................................18
  8.10        REGISTERED STOCKHOLDERS.........................................18

ARTICLE IX:   AMENDMENTS......................................................18

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             RESOURCE AMERICA, INC.
                             ----------------------



                                    ARTICLE I

                                CORPORATE OFFICES
                               ------------------


1.1  REGISTERED OFFICE

     The registered office of the corporation shall be at 49 Bancroft Mills, Unit 15, in the City of Wilmington, County of New Castle, State of Delaware.

1.2  OTHER OFFICES

     The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

2.1  PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.


2.2  ANNUAL MEETING

     Annual meetings of the stockholders shall be held, each year, at the time and on the day designated by resolution of the Board of Directors.

     At the annual meeting, the stockholders shall elect one class of the board of directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

2.3  SPECIAL MEETING

     Special meetings of the stockholders for any purpose may be called by the Chairman of the Board, President or Secretary, or by resolution of the directors.


2.4  NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.


2.5  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall be, in the absence of fraud, prima facie evidence of the facts stated therein.


2.6  QUORUM

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is neither present nor represented at any such meeting of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.


2.7  ADJOURNED MEETING; NOTICE

     When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8  CONDUCT OF BUSINESS

     The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.


2.9  VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws.

     Except as may be otherwise provided in the certificate of incorporation or as may be otherwise required by applicable law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     Except as may be otherwise provided in the certificate of incorporation or these bylaws, or as may be otherwise required by applicable law:

     (i) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders;

     (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and

     (iii) where a separate vote by a class or classes or series is required, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series.


2.10 WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of this Article II, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.


2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If the board of directors does not so fix a record date:

     (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the corporation at its principal place of business.

     (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


2.13 PROXIES

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the stockholder by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.


2.14 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

     A stockholder may bring a matter of business or nominations for the election of directors before a meeting of stockholders only if: (a) such business may otherwise be properly be brought before the meeting, (b) such stockholder shall have given, and the corporation shall have received at its principal executive offices addressed to the Secretary, written notice in proper form of such matter not less than 90 days prior to the first anniversary date of the mailing date of the corporation's proxy solicitation materials for the previous year's annual meeting of stockholders, and (c) in the case of a special meeting of stockholders, such business is within the purpose or purposes specified in the notice of the meeting and such stockholder shall have given, and the corporation shall have received at its principal executive offices addressed to the Secretary, written notice in proper form of such matter not less than 90 days prior to the date of the special meeting. To be in proper form, a stockholder's notice to the secretary shall set forth:

     (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

     (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

     (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

     (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

     (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.


                                   ARTICLE III

                                    DIRECTORS
                                   -----------

3.1  POWERS

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

 3.2  NUMBER OF DIRECTORS

     The authorized number of directors shall be nine (9). This number may be changed by a duly adopted amendment or resolution of a majority of the board of directors. The directors shall be divided into three classes, which shall be as nearly equal in number as possible.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3  ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 3.4 of these bylaws, each class of directors shall be elected as set forth in Section 2.9(ii) at each annual meeting of stockholders. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until the director's earlier resignation. At each succeeding annual stockholder's meeting following such election, the respective successors of each class shall be elected for three year terms.

     Elections of directors need not be by written ballot.

3.4  RESIGNATION AND VACANCIES

     Any director may resign at any time upon written notice to the attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

     Any vacancy among the board of directors or newly created directorship position, occurring from any cause whatsoever, may be filled by a majority vote of the remaining directors then in office, although less than a quorum or by a sole remaining director. Any person elected to fill a vacancy shall hold office until the next election of the class of directors for which such director has been chosen and until such successor is elected and qualified.

     Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6  FIRST MEETINGS

     The first meeting of each newly elected board of directors shall be held without notice, provided a quorum is present, immediately following the annual meeting of stockholders.

3.7  REGULAR MEETINGS

     Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.8  SPECIAL MEETINGS; NOTICE

     Special meetings of the board of directors for any purpose may be called at any time by the chairman of the board or the vice chairman of the board.

     Notice of the time and place of any special meeting shall be delivered personally or by telephone, first-class mail or facsimile to each director at least two (2) days prior to such special meeting.

3.9  QUORUM

     At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10 WAIVER OF NOTICE

     Whenever notice is required to be given under this Article III, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.12 FEES AND COMPENSATION OF DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.13 APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.


                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

4.1  COMMITTEES OF DIRECTORS

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.


                                    ARTICLE V

                                    OFFICERS
                                    ---------

5.1  OFFICERS

     The officers of the corporation shall be a chairman of the board, vice chairman of the board, president, a secretary, a chief operating officer, a chief financial officer and a treasurer. The corporation may also have, at the discretion of the board of directors, a chief executive officer, one or more executive, senior or other vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2  APPOINTMENT OF OFFICERS

     The officers of the corporation, except such officers as may be appointed in accordance with Sections 5.3 of these bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3  SUBORDINATE OFFICERS

     The board of directors may appoint, or empower the chief executive officer to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

 5.4  REMOVAL AND RESIGNATION OF OFFICERS

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5  VACANCIES IN OFFICES

     Any vacancy occurring in any office of the corporation may be filled by the board of directors.

5.6  CHAIRMAN OF THE BOARD

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these bylaws. The chairman of the board shall be, ex officio, a member of all standing committees. If there is no chief executive officer and no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.8 of these bylaws.

5.7  VICE CHAIRMAN OF THE BOARD

     The vice chairman of the board shall preside at all meetings of the stockholders and of the board of directors in the absence of the chairman of the board. In the absence or disability of the chairman of the board, or in the event that it is impractical for the chairman of the board to act personally, he shall have the powers and duties of the chairman of the board. The vice chairman of the board shall also have such other powers or duties as shall be assigned to him by the board of directors.

5.8  CHIEF EXECUTIVE OFFICER

     Subject to the supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. In the absence or nonexistence of a chairman of the board or vice chairman of the board, the chief executive officer shall preside at meetings of the board of directors and stockholders. The chief executive officer shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.9   PRESIDENT

     In the absence of the chairman of the board, vice chairman of the board or a chief executive officer, the president shall preside at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In the absence or disability of the chairman of the board or vice chairman of the board, or in the event that for any reason it is impractical for the chairman of the board or vice chairman of the board to act personally, the president shall have the powers and duties of chairman of the board and vice chairman of the board.


5.10 CHIEF OPERATING OFFICER

     The chief operating officer shall supervise the property, business and affairs of the corporation, subject to the direction of the chief executive officer, in accordance with the policies established by the board of directors and subject to overall discretion, authority and responsibility of the board of directors.

5.11 VICE PRESIDENTS

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.12 CHIEF FINANCIAL OFFICER

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capitol retained earnings, and shares.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.13 SECRETARY

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, or such other place as the board of directors may direct, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.


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

5.14 TREASURER

     The treasurer shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may be prescribed by the board of directors or these bylaws.

5.15 ASSISTANT SECRETARY

     The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the board of directors or these bylaws.

5.16 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The chairman of the board, the chief executive officer, the president, the chief operating officer, any vice president, the chief financial officer, the secretary or the assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                   ARTICLE VI

                                    INDEMNITY
                                   ----------

6.1  THIRD PARTY ACTIONS

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any


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

action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

6.3  SUCCESSFUL DEFENSE

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

6.4  PAYMENT OF EXPENSES IN ADVANCE

     Expenses incurred in defending a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification pursuant to Sections 6.1 or 6.2 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the corporation as authorized in this Article VI.


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

6.5  INDEMNITY NOT EXCLUSIVE

     The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

6.6  INSURANCE INDEMNIFICATION

     The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this
Article VI.

6.7  THE CORPORATION

     For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation, the provisions of Section 6.4) with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

6.8  EMPLOYEE BENEFIT PLANS

     For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.


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

6.9  CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                   ARTICLE VII

                               RECORDS AND REPORTS
                               -------------------

7.1  MAINTENANCE OF RECORDS

     The corporation shall, either at its principal executive office or at such place or places as may be designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, minutes of the proceedings of the board of directors and stockholders, and other records.


                                  ARTICLE VIII

                                 GENERAL MATTERS
                                 ---------------


8.1  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

     The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.2  SPECIAL DESIGNATION ON CERTIFICATES

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of


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

Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.3  LOST CERTIFICATES

     Except as provided in this Section 8.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue, or direct its transfer agent to issue, a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4  CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.5  DIVIDENDS

     The directors of the corporation, subject to any restrictions contained in the General Corporation Law of Delaware or the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.6  FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.7  SEAL

     The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.8  TRANSFER OF STOCK

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.9  STOCK TRANSFER AGREEMENTS

     The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.10 REGISTERED STOCKHOLDERS

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------


     Except as otherwise set forth herein or as provided by the General Corporation Law of Delaware, these bylaws may be altered, amended or repealed, or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.


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